Exhibit 99.1

 LETTER TOSHAREHOLDERS  MARCH 29, 2021 | FISCAL 2020

                       FULL YEAR 2020 FINANCIAL HIGHLIGHTSRevenue of $882,652 in 2020, an increase of 42.3% compared to revenue of $620,168 in 2019, primarily driven by increased demand from customers for Advent Technologies’ Membrane Electrode Assemblies (MEAs) and other products, as a result of Advent’s customers increasing their own testing and usage of Advent’s products.Total revenues including income from grants of $1,089,480 in 2020, a decrease of 10.8% compared to total revenue including income from grants of $1,222,113 in 2019, primarily driven to timing on the recognition of revenue from various grants and slower response times from various partners due to the COVID 19 pandemic.Gross Profit of $368,834 in 2020, an increase of 65.6% compared to gross profit of $222,775 in 2019, primarily driven by an increase in revenue and gross margins. Gross margins were higher for the year ended December 31, 2020, reflecting a more mature mix of revenues leading to more normalized pricing arrangements.Net loss of $4,184,840 in 2020 and Diluted EPS of ($0.09) in 2020.RECENT DEVELOPMENTSPublic listing on the Nasdaq: ·On February 4, 2021, we closed the business combination with AMCI Acquisition Corp. and became publicly listed on Nasdaq under the ticker symbol “ADN”.Acquisition of UltraCell LLC: On February 18, 2021, we acquired UltraCell LLC, the fuel cell business of Bren-Tronics, Inc, for an undisclosed amount. This transaction was critical in bringing a full stack and systems business to Advent’s product portfolio. UltraCell is a leader in lightweight fuel cells for the portable power market with mature products and cutting-edge technology.Collaboration with the U.S. Department of Energy (DOE): On March 1, 2021, we announced that we had entered into a joint development agreement (the “CRADA”) with the United States Department of Energy’s (DOE’s) Los Alamos National Laboratory (LANL), Brookhaven National Laboratory (BNL) and National Renewable Energy Laboratory (NREL). Under this CRADA, along with support from the DOE’s Hydrogen and Fuel Cell Technologies Office (HFTO), Advent’s team of scientists will work closely with its LANL, BNL, and NREL counterparts over the coming years to develop breakthrough materials that will help strengthen U.S. manufacturing in the fuel cells sector and bring high-temperature proton exchange membrane (HT-PEM) fuel cells to the market.New HQ and technology center in Boston, MA: On February 5, 2021, we leased 6,041 square feet of premier office space at 200 Clarendon Street in Boston, MA. This iconic building is in the heart of Boston and provides us with ample room to house our executive, technology, and administrative teams. On March 8, 2021, we also secured a new eight-year lease for 21,401 square feet in the heart of Boston’s technology and R&D community at Hood Park in Charlestown, MA.  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  2

"Since our public listing, we have hit the ground running in our efforts to grow Advent's business and expand our revenue streams. The transformation of energy production from one based on existing fossil fuel technology to a cleaner, renewable future is critical to not only the future of Advent but the future of our planet. This is the central mission that motivates the entire Advent team to operate responsibly in everything we do. Advent is at the cutting edge of the new energy economy and we believe this will benefit all of our stakeholders and allow us to create lasting value for our investors."

- Dr. Vasilis Gregoriou, Founder, CEO, and Chairman of Advent Technologies

Dear Shareholders,

Advent Technologies stands at the forefront of the global transition to renewable energy sources and the thriving hydrogen economy. We are excited about the possibilities that lay ahead and would like to use this first letter to shareholders to not only provide an update of our Fourth Quarter and Full Year 2020 results but also to highlight major recent developments at the Company.

First, however, we would like to provide an overview of Advent for all our new investors.

Advent Technologies is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. Advent's core product offering is the Membrane Electrode Assembly (MEA) at the center of the fuel cell. The Advent MEA, which derives its key benefits from the properties of Advent's engineered membrane technology, enables a more robust, longer lasting, and ultimately lower cost fuel cell product.

Develop, Manu facture & Sell



High-Temp
PEM Membranes

- Next generation electricity conducting plastics that can operate at 160+ Celsius
- Significantly enhances capabilities and performance of full cells and other clean technology systems.



Membrane & Electrode
Assembly ("MEA")

- MEA is the "heart of the fuel cell"
- Analogous to Li-ion cell for the battery industry

Advent's technology is fuel-fle xible, lightweight and resilient

Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA

2

To date, Advent's principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage, and sensor markets.

Advent has its headquarters in Boston, Massachusetts, a product development facility in Livermore, California, and an MEA assembly and production facility in Patras, Greece. In Q3 2021, Advent anticipates opening its new R&D and manufacturing facility at Hood Park in Charlestown, Massachusetts. The majority of Advent's current revenues derive predominantly from the sale of MEAs, but also from the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets respectively.

While MEA sales and associated revenues are expected to provide the majority of Advent's future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent's existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations in the U.S. and Greece. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.



Hydrogen
Competition
LT-PEM
H2
• Requires 99.99% pure hydrogen
• Infrastructure Cost 100x higher
Now: Multi-fuel
Infrastructure available now; can deploy immediately
Advent
Future: eFuels
zero-emissions
hydrogen based liquid fuels
Hydrogen, (green) methanol, natural gas, biofuels, ammonia
Fuel Cell
Advent MEA Inside
Electric Vehicles
Off-Grid Power
Aviation: Drones, eVTOLs
Marine
Compressed Hydrogen is problematic for aviation, marine, and off-grid

PUBLIC COMPANY LISTING ON NASDAQ

The fourth quarter of 2020 was a historic period for Advent Technologies.

On October 13, 2020, we announced our definitive merger agreement with AMCI Acquisition Corp. to become a public company.

Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA 3

ADVENT
ADN NasdaqListed
Nasdaq

On February 4, 2021, we closed the business combination and became publicly listed on Nasdaq under the ticker symbol "ADN". As part of the transaction, our liquidity position was bolstered by $158M in gross proceeds from the business combination. This cash came from $93M in AMCI's trust account along with a $65M from AMCI's PIPE offering.

These transactions have put over $134M of working capital into Advent that will allow us to pursue and execute our business plan going forward. We expect that this strong liquidity position will fund our long-term business plan growth through the foreseeable future.

ACQUISITION OF ULTRACELL LLC

On February 18, 2021, we acquired UltraCell LLC, the fuel cell business of Bren-Tronics, Inc, for an undisclosed amount. This transaction was critical in bringing a full stack and systems business to Advent's product portfolio.

UltraCell is a leader in lightweight fuel cells for the portable power market with mature products and cutting-edge technology. The portable battery chargers produced by UltraCell are the only "Made in USA" fuel cell products approved by the North Atlantic Treaty Organization (NATO), and one of the only two manufacturers across NATO. UltraCell units are already deployed in the field by U.S. military and security agencies. Three additional NATO allies are currently testing UltraCell systems. UltraCell's fuel cell products have also been recognized and presented in multiple global NATO events.

UltraCell's technology can use hydrogen or liquid fuels to deliver reliable power at a fraction of the weight of batteries. An UltraCell system is 3x-25x lighter in weight than the equivalent battery solution (depending on the application and use case). Furthermore, the systems have been deployed with excellent performance in stringent and challenging conditions and climates. UltraCell's fuel cells rely on Advent's high-temperature MEAs for delivering on the "Any Fuel. Anywhere" promise.

Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA 4

 UNIQUE COLLABORATION WITH THE U.S. DEPARTMENT OF ENERGYOn March 1, 2021, we announced that we had entered into a collaboration of strategic importance with the United States Department of Energy (DOE). This collaboration consists of a joint development agreement (the “CRADA”) with the U.S. Department of Energy’s (DOE’s) Los Alamos National Laboratory (LANL), Brookhaven National Laboratory (BNL) and National Renewable Energy Laboratory (NREL). Under this CRADA, along with support from the DOE’s Hydrogen and Fuel Cell Technologies Office (HFTO), Advent’s team of scientists will work closely with its LANL, BNL, and NREL counterparts over the coming years in order to develop breakthrough materials that will help strengthen US manufacturing in the fuel cells sector and bring high-temperature proton exchange membrane (HT-PEM) fuel cells to the market. This project will also contribute to the acceleration of energy and transportation technologies that will enable a clean, zero-emissions energy future.The aim of HT-PEM fuel cells is to fulfill the promise of “Any Fuel. Anywhere.” They can allow ships to run on renewable methanol or ammonia, airplanes to run on dimethyl ether (DME) or hydrogen, and off-grid power generators to work with any green fuel that is easily transportable to remote locations. The ability to use any hydrogen-carrying fuel, in addition to pure hydrogen, is a major breakthrough in reducing the required infrastructure investments.The signed CRADA formalizes Advent’s role in this program, structures the joint development, and defines milestones and investment required to accelerate the technology scale-up. It also leverages state-of-the-art research facilities and talent at the DOE’s LANL, BNL, and NREL sites, as well as Advent’s expertise in fabricating polymers, membranes, catalysts, and electrodes. The effort encompasses scaling up the critical components of this next-generation membrane assembly: BNL catalysts, LANL membrane, electrode binder, and membrane electrode assembly (MEA) architecture. Advent’s scientists and engineers will work side by side with the primary inventors to facilitate rapid process development.NEW HEADQUARTERS AND TECHNOLOGY CENTERSWith the business combination behind us, we were able to secure new sites for both our headquarters in downtown Boston, MA, and our R&D and manufacturing facility at Hood Park in Charlestown, MA.On February 5, 2021, we leased 6,041 square feet of premier office space in Boston, MA. Our new headquarters are located at 200 Clarendon Street, formerly known as the Hancock Tower. This is a unique space in the heart of Boston and provides us with ample room to house our executive, technology, and administrative teams.On March 8, 2021, we also secured a new eight-year lease for 21,401 square feet in the heart of Boston’s technology and R&D community at Hood Park in Charlestown, MA. The purpose of the new facility is to accelerate product development on recent next-generation membrane electrode assembly (MEA) initiatives, including high-temperature polymer electrolyte  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  6

         membrane (HT-PEM) fuel cell technology for the automotive industry. HT-PEM represents not only a breakthrough technology for heavy-duty automotive but also for aviation, portable, and off-grid power generation applications. Advent is actively recruiting engineers and technicians for its new Hood Park facility, expanding its Northeast operations, and increasing engineering personnel and other expertise at UltraCell’s facilities in Livermore, California.Advent’s new facility at Hood Park is being custom-built as a product development and manufacturing center and will include:State-of-the-art coating machines for a seamless transition from prototypes to production runs for advanced membranes and electrodes;A fully analytical facility for quality control, failure analysis, and improving product lifetime;Dozens of fuel cell test stations for statistical process control and development of next- generation MEA materials;A mechanical engineering lab for developing automated processes for membrane electrode assembly.2021 OUTLOOKIn 2021, we plan on allocating our resources prudently. We anticipate investing between $25M and $40M in combined capex and opex to develop our next generation fuel cell products, to expand our production, manufacturing and testing facilities and build out our product portfolio. We plan on utilizing between $15M to $30M on a net cash basis which includes our current revenue projections for existing products. We anticipate entering 2022 with a significant portion of our current cash proceeds and a liquidity position that will allow us to fund ourselves for the foreseeable future. Our Fourth Quarter and Fiscal Year End 2020 results are attached.CONCLUSIONIn summary, we believe that our high-temperature fuel cell technology will quickly become a part of the emerging hydrogen economy. This technology will allow various industries, including mobility, stationary and off-grid power, aviation, and shipping, to meet decarbonization goals.The global energy transformation away from fossil fuel technology and towards renewable solutions is critical to not only the future of Advent, but the future of our planet. By creating a more clean, renewable, and more environmentally friendly transition away from a hydrocarbon- based system, we will benefit all of our stakeholders.This is the critical mission that motivates the entire Advent team to not only advance our critical technology but to execute our vision as responsibly and efficiently in everything we do.  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  7

 We would like to thank the Advent team as well as our suppliers, customers and investors for their support in Advent and our mission to become a leading provider of fuel cell technology and helping to enable the hydrogen economy. We look forward to advancing this process and to building an exciting future together with all of our stakeholders.Sincerely,Dr. Vasilis Gregoriou Founder, CEO, and Chairman  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  8

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019
(ALL AMOUNTS ARE IN USD)

	December 31, 2020	2019
ASSETS		
Current assets		
Cash and cash equivalents	$ 515,734	$ 1,199,015
Accounts receivable, net	421,059	316,438
Due from related parties	67,781	-
Contract assets	85,930	51,936
Inventories	107,939	32,440
Prepaid expenses	1,724	2,642
Other current assets	495,021	219,003
Total current assets	**1,695,188**	**1,821,474**
Non-current assets		
Property and equipment, net	198,737	84,977
Other non-current assets	136	125
Total non-current assets	**198,873**	**85,102**
Total Assets	**$ 1,894,061**	**$ 1,906,576**
LIABILITIES		
Current liabilities		
Convertible Promissory Notes-Related parties	$ -	$ 500,000
Trade and other payables	881,394	307,822
Due to related parties	1,114,659	1,243,424
Deferred income from grants, current	158,819	79,591
Contract liabilities, current	167,761	38,728
Other current liabilities	904,379	167,480
Income tax payable	201,780	194,000
Total current liabilities	**3,428,792**	**2,531,045**
Non-current liabilities		
Liability for Staff Leaving Indemnity	33,676	28,853
Deferred income from grants, non-current	182,273	180,480
Other long-term liabilities	42,793	-
Total non-current liabilities	**258,742**	**209,333**
Total liabilities	**3,687,534**	**2,740,378**
Commitments and contingent liabilities	-	-
STOCKHOLDERS' DEFICIT		
Common stock ($0.001 par value per share; Shares authorized: 6,591,595 at December 31, 2020 and 2019; Issued and outstanding: 3,017,057 and 888,184 at December 31, 2020 and 2019)	3,017	888
Preferred stock Series A ($0.001 par value per share; Shares authorized: 1,300,000 at December 31, 2020 and 2019; Issued and outstanding: 844,037 and 314,505 at December 31, 2020 and 2019)	845	315
Preferred stock Series seed ($0.001 par value per share; Shares authorized: 2,108,405 at December 31, 2020 and 2019; Issued and outstanding: 2,095,592 and 2,108,405 at December 31, 2020 and 2019)	2,095	2,108
Additional Paid in Capital	10,990,307	8,811,647
Accumulated Other Comprehensive Income	111,780	118,859
Accumulated Deficit	(12,901,518)	(9,767,619)
Total stockholders' deficit	**(1,793,474)**	**(833,802)**
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	**$ 1,894,061**	**$ 1,906,576**

Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA 8

   CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019(ALL AMOUNTS ARE IN USD)December 31,2020 2019  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  10  Revenue, net  $ 882,652  $ 620,168  Cost of revenues  (513,818)  (397,393)  Gross profit  368,834  222,775  Income from grants  206,828  601,945  Research and development expenses Administrative and selling expenses Other operating expenses  (102,538)(3,536,889)(9,967)  (124,728)(863,573)(10,156)  Operating Loss  $(3,073,732)  $(173,737)  Finance costs  (5,542)  (72,117)  Finance costs-Relates parties  -  (34,541)  Foreign exchange differences, net  (26,072)  11,883  Other income  -  568  Other expenses  (15,696)  (2,483)  Loss before taxIncome tax expenseNet loss  $(3,121,042)  $(270,427)(87,827)$(358,254)  -  $(3,121,042)

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019
(ALL AMOUNTS ARE IN USD)

	December 31, 2020	2019
Net loss	**$(3,121,042)**	**$(358,254)**
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation of property and equipment	22,508	16,804
Non cash interest and service cost	2,008	3,337
Income tax expense	-	87,827
Movements in stock grant plans	869,481	-
Decrease (Increase) in:		
Accounts receivable, net	(104,620)	(217,183)
Contract assets	(33,994)	(51,936)
Due from related parties	(67,781)	-
Inventories	(75,499)	(4,088)
Prepaid expenses	918	29,237
Other current assets	(276,018)	52,628
Trade and other payables	573,572	39,658
Due to related parties	(128,765)	240,223
Deferred income from grants, current and deferred revenue	81,021	(38,012)
Contract liabilities	129,033	38,728
Other liabilities	696,330	(72,382)
Income tax payable	7,780	951
Net Cash used in Operating Activities	**$(1,425,069)**	**$(232,462)**
Cash Flows from Investing Activities:		
Purchases of property and equipment	(122,508)	(34,935)
Net Cash used in Investing Activities	**$(122,508)**	**$(34,935)**
Cash Flows from Financing Activities:		
Proceeds of issuance of preferred stock	1,430,005	1,349,102
Repurchase of common stock - cancellation of shares	(69,431)	-
Repayments of debt	(500,000)	-
Proceeds from exercise of stock options	21,756	1,518
Net Cash provided by Financing Activities	**$882,330**	**$1,350,620**
Net increase (decrease) in cash and cash equivalents	(665,246)	1,083,223
Effect of exchange rate changes on cash and cash equivalents	(18,035)	(31,606)
Cash and cash equivalents at the beginning of the year	1,199,015	147,398
Cash and cash equivalents at the end of the year	**$515,734**	**$1,199,015**
Supplemental Cash Flow Information		
Cash paid during the period for:		
Interest paid	-	-
Tax paid	-	-
Non cash Financing Activities:		
Extinguishment of Convertible Promissory Notes-Related parties	-	173,894
Conversion of Convertible Promissory Notes & issuance of preferred shares	-	2,769,569
Recognition of stock grant plans	869,480	-

Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA 10

Cautionary Note Regarding Forward-Looking Statements  Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA  12  Certain statements in this letter may constitute “forward-looking statements”. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate.In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the definitive Proxy Statement/Prospectus included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

     Advent Technologies Inc., 200 Clarendon St., Boston, MA, 02116, USA